SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 13, 2011

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

12724 Gran Bay Parkway West, Suite 150, Jacksonville, FL  32258
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 13, 2011, Atlantic Coast Financial Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors and the ratification of the independent registered public accounting firm. Messrs. Frankland, Larison, Palmer and Sidhu were elected for three-year terms and Mr. Choudhrie for a one-year term.  A breakdown of the votes cast is set forth below.

1. The election of directors	For	Withheld	Broker non-votes

G. Thomas Frankland	1,267,681	531,219	317,858
Bhanu Choudhrie	1,607,743	191,157	317,858
Robert J. Larison, Jr.	1,217,335	581,565	317,858
W. Eric Palmer	1,219,563	579,337	317,858
Jay S. Sidhu	1,607,899	191,001	317,858

2.           The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain	Broker non-votes
1,990,150	31,611	94,997	--

Item 8.01                       Other Events

On May 13, 2011, Atlantic Coast Bank’s (“Bank”) Board of Directors passed a resolution to consent to the Office of Thrift Supervision’s (“OTS”) imposition of an individual minimum capital requirement (“IMCR”) for the Bank. Under the IMCR, the Bank is required to meet or exceed the following capital ratios by the following dates:

•	As of June 30, 2011, the Bank must have Tier 1(Core) capital to adjusted total assets of 6.25%; and
•	As of September 30, 2011 and thereafter (or until the OTS or its successor removes such requirement), the Bank must have Tier 1(Core) capital to adjusted total assets of 7.0%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: May 16, 2011	By: /s/ G. Thomas Frankland
G. Thomas Frankland
President and Chief Executive Officer
(Duly Authorized Representative)